Exhibit 99.1

FOR IMMEDIATE RELEASE

Rockdale Resources Corporation Completes New Funding and Announces the Planned Drilling of Additional Wells

AUSTIN, Texas, June 20, 2013 (MARKETWIRE) -- Rockdale Resources Corporation (OTC QB: BBLS), an Austin, Texas-based oil drilling and production company, has announced that it has raised $350,000 through the private placement of a convertible secured promissory note and warrant.  The Company plans to use a portion of the proceeds for the drilling of two new wells on the company’s lease in the Minerva-Rockdale Field, approximately 50 miles northeast of Austin.

Earlier this month, the Company completed the drilling of two wells.  The Company plans to begin the process of drilling the two new wells in the coming month.

The Company will also use the new funding to improve existing wells, with the goal of increasing production.

Marc S. Spezialy, Chief Executive Officer and Director, stated, “I am excited about the initial results seen from the well we brought online this week, and I am pleased to announce that by managing the drilling in house, the Company anticipates a substantial reduction in drilling costs.”

The Company is planning to drill a number of new wells in the Minerva-Rockdale Field and is actively seeking additional funding or joint venture agreements.

About Rockdale Resources Corporation

Rockdale Resources Corporation is a domestic oil exploration and production company. The Company focuses on new oil wells in established areas of oil production. The Company uses state of the art technology to maximize production and to identify areas with the greatest potential. The Company's core area of operations is in the Minerva-Rockdale Field near Rockdale, Texas, which has produced over 7 million barrels of oil since its first wells were established in 1921. The Company's corporate offices are located in Austin, Texas.

Forward-looking Statements

Certain information in this press release constitutes forward-looking statements within the meaning of applicable securities laws, including, but not limited to, statements regarding well production, use of proceeds, future drilling, and additional funding.  Any statement that does not contain a historical fact may be deemed to be a forward-looking statement.   In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of such terms, or other comparable terminology, although not all forward-looking statements contain such identifying words.

Forward-looking statements are subject to a number of assumptions, risks, and uncertainties, many of which are beyond the company’s control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.  Such assumptions, risks, and uncertainties include, among others, those associated with exploration activities, oil and gas production, marketing and transportation, costs of operations, loss of markets, volatility of oil and gas prices, imprecision of reserve and future production estimates, environmental risks, competition, inability to access sufficient capital from internal and external sources, general economic conditions, litigation, and changes in regulation and legislation.  Readers are cautioned that the foregoing list is not exhaustive.

Additional information on these and other factors that could affect Rockdale’s operations or financial results is available by contacting Rockdale.  Furthermore, the forward-looking statements contained in this press release are made as of the date of this press release, and Rockdale does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by applicable law.

Contact: Marc Spezialy, Rockdale Resources Corporation, 512-795-2300.

info@rockdaleresources.com

SOURCE Rockdale Resources Corporation

Web Site: http://www.rockdaleresources.com